EXHIBIT 1.1

                          VAN KAMPEN FOCUS PORTFOLIOS,
                                   SERIES 265
                                 TRUST AGREEMENT

                             Dated: January 12, 2001

         This Trust Agreement among Van Kampen Funds Inc., as Depositor, The Bank of New York, as Custodian, Integrity Life Insurance Company, as Administrator, American Portfolio Evaluation Services, a division of Van Kampen Investment Advisory Corp., as Evaluator and Van Kampen Investment Advisory Corp., as Supervisory Servicer, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Van Kampen Life Portfolios, Effective for Unit Investment Trusts Established On and After January 12, 2001" (herein called the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor, Custodian, Administrator, Evaluator and Supervisory Servicer agree as follows:


                                     PART I
                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                     PART II
                      SPECIAL TERMS AND CONDITIONS OF TRUST

         The following special terms and conditions are hereby agreed to:

               1. The Securities defined in Section 1.01(23), listed in the Schedules hereto, have been deposited in trust under this Trust Agreement.

               2. The fractional undivided interest in and ownership of each Trust represented by each Unit is an amount the numerator of which is one and the denominator of which is the amount set forth under "Summary of Essential Financial Information--Initial Units" in the Prospectus. Such fractional undivided interest may be (a) increased by the number of any additional Units issued pursuant to Section 2.03,
          (b) increased or decreased in connection with an adjustment to the number of Units pursuant to Section 2.03, or (c) decreased by the number of Units redeemed pursuant to Section 5.02.

               3. The term "Administrator" shall mean Integrity Life Insurance Company. For purposes of Section 9.06, the address for the Administrator shall be 515 West Market Street, Louisville, Kentucky 40202.

               4. The term "Administrator's Annual Fee Amount" shall mean $3.50.

               5. The terms "Capital Account Record Date" and "Income Account Record Date" shall mean the "Record Dates" set forth under "Summary of Essential Financial Information" in the Prospectus.

               6. The terms "Capital Account Distribution Date" and "Income Account Distribution Date" shall mean the "Distribution Dates" set forth under "Summary of Essential Financial Information" in the Prospectus.

               7. The term "Deferred Sales Charge Payment Dates" shall mean the 10th day of each month during a Trust's life beginning February 10, 2001.

               8. The term "Mandatory Termination Date" shall mean the "Mandatory Termination Date" for each Trust set forth under "Summary of Essential Financial Information" in the Prospectus.





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         IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                              VAN KAMPEN FUNDS INC.


                                       By
                                        -

            Title____________________________________________________
              ----------------------------------------------------



                              THE BANK OF NEW YORK

                                       By
                                        -

            Title____________________________________________________
              ----------------------------------------------------



                        INTEGRITY LIFE INSURANCE COMPANY


                                       By
                                        -

            Title____________________________________________________
              ----------------------------------------------------



                     AMERICAN PORTFOLIO EVALUATION SERVICES,
               a division of Van Kampen Investment Advisory Corp.


                                       By
                                        -

            Title____________________________________________________
              ----------------------------------------------------



                      VAN KAMPEN INVESTMENT ADVISORY CORP.


                                       By
                                        -

            Title____________________________________________________
              ----------------------------------------------------



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                          SCHEDULE A TO TRUST AGREEMENT
                         SECURITIES INITIALLY DEPOSITED

                                       IN

                     VAN KAMPEN FOCUS PORTFOLIOS, SERIES 265

      (Incorporated herein by this reference and made a part hereof is each "Portfolio" schedule as set forth in the Prospectus.)